INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


  Filed by the registrant  /X/
  Filed by a party other than the registrant / /
  Check the appropriate box:
      / / Preliminary proxy statement        / / Confidential,  for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
     /X/   Definitive proxy statement
     / /   Definitive additional materials
     / /   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                           Darling International Inc.
                   -------------------------------------------
                (Name of Registrant as Specified in Its Charter)

      -------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

   /X/  No fee required.

   / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

   (2)  Aggregate number of securities to which transaction applies:

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   (4)  Proposed maximum aggregate value of transaction:

   (5)  Total fee paid:

        ---------------------------------

   / /  Fee paid previously with preliminary materials:

                     N/A
        -------------------------------

   / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)    Amount previously paid:

         (2)    Form, schedule or registration statement no.:

         (3)    Filing party:

         (4)    Date filed:

                  NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

                           DARLING INTERNATIONAL INC.
                          251 O'Connor Ridge Boulevard
                                    Suite 300
                               Irving, Texas 75038

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             To be held May 17, 1999


    To the Stockholders of Darling International Inc.:

                NOTICE IS HEREBY GIVEN that the 1999 annual meeting of stockholders of Darling International Inc. will be held on Monday, May 17, 1999 at 10:00 a.m., at the Company's corporate headquarters at 251 O'Connor Ridge Boulevard, Suite 300, Irving, Texas to elect five directors of Darling International Inc. to serve until the next annual meeting of stockholders and to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

                  The Board of Directors has fixed the close of business on April 15, 1999 as the record date for determination of stockholders entitled to notice of and vote at the meeting or any adjournment or postponement thereof.

                  The Annual Report of Darling International Inc. for the fiscal year ended January 2, 1999 is enclosed for your convenience.

STOCKHOLDERS ARE URGED TO FILL IN, SIGN, DATE AND MAIL THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE.

                                    By Order of the Board of Directors


                                    /s/  Joseph R. Weaver, Jr.
                                    ---------------------------------
                                    Joseph R. Weaver, Jr.
                                    Secretary

                                    April 27, 1999

                           DARLING INTERNATIONAL INC.
                          251 O'Connor Ridge Boulevard
                                    Suite 300
                               Irving, Texas 75038


                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS

                             To Be Held May 17, 1999

         The enclosed proxy is solicited by the Board of Directors of Darling International Inc. (the "Company"). This Proxy Statement and the accompanying form of proxy, Notice of Annual Meeting of Stockholders and letter to stockholders are first being mailed to stockholders of record of the Company's common stock, par value $.01 per share (the "Common Stock"), on or about April 27, 1999, in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders, including any adjournments or postponements thereof (the "Meeting") to be held at the Company's corporate headquarters at 251 O'Connor Ridge Boulevard, Suite 300, Irving, Texas 75038 on Monday, May 17, 1999, at 10:00 a.m.


                             SOLICITATION OF PROXIES

         The expense of the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by the directors, officers and employees of the Company by other means, including telephone, telegraph or in person. No special compensation will be paid to directors, officers or employees for the solicitation of proxies. To solicit proxies, the Company also will request the assistance of banks, brokerage houses and other custodians, nominees or fiduciaries, and, upon request, will reimburse such organizations or individuals for their reasonable expenses in forwarding soliciting materials to beneficial owners and in obtaining authorization for the execution of proxies. The Company will also use the services of the proxy solicitation firm of Corporate Investor
Communications, Inc. to assist in the solicitation of its proxies. For such services the Company will pay a fee that is not expected to exceed $5,000, plus out-of-pocket expenses.

                               PURPOSE OF MEETING

         At the Meeting, action will be taken to elect five directors to hold office until the next annual meeting of stockholders and until their successors shall have been elected and qualified. The Board of Directors does not know of any other matter that is to come before the Meeting. If any other matters are properly presented for consideration, however, the persons authorized by the enclosed proxy will have discretion to vote on such matters in accordance with their best judgment.

         Stockholders are urged to sign the accompanying form of proxy, solicited on behalf of the Board of Directors of the Company, and, immediately after reviewing the information contained in this Proxy Statement and in the Annual Report outlining the Company's operations for the fiscal year ended January 2, 1999, return it in the envelope provided for that purpose. If the accompanying proxy card is properly signed and returned to the Company prior to the Meeting, it will be voted at the Meeting and any adjournment or adjournments thereof in the manner specified therein. If no directions are given but proxies are executed in the manner set forth therein, such proxies will be voted FOR the election of the nominees for director set forth in this Proxy Statement.

                               REVOCATION OF PROXY

         Any stockholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise by giving written notice to the Secretary of the Company of such revocation, voting in person at the Meeting, or executing and delivering to the Secretary of the Company a later-dated proxy. Any such later-dated proxy should be sent to the attention of Joseph R. Weaver, Jr., Darling International Inc., 251 O'Connor Ridge Blvd., Suite 300, Irving, TX 75038. Attendance at the Meeting will not by itself constitute a revocation of a proxy.


                         QUORUM AND VOTING REQUIREMENTS

         Only stockholders of record as of the close of business on April 15, 1999 (the "Record Date") are entitled to notice of and to vote at the Meeting or any adjournments thereof. As of the close of business on the Record Date, there were 15,589,362 shares of Common Stock issued and outstanding and entitled to vote. The Common Stock constitutes the only class of capital stock of the Company issued and outstanding. Each stockholder of record on the Record Date is entitled to one vote on each matter presented at the Meeting for each share of Common Stock held of record by such stockholder. A majority of the outstanding shares of Common Stock, represented in person or by proxy, will constitute a quorum at the Meeting; however, if a quorum is not present or represented at the Meeting, the stockholders entitled to vote thereat, present in person or represented by proxy, have the power to adjourn the Meeting from time to time, without notice, other than by announcement at the Meeting, until a quorum is present or represented. At any such adjourned Meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original Meeting.

         Each share of Common Stock may be voted to elect up to five individuals (the number of directors to be elected) as directors of the Company. To be elected, each nominee must receive a plurality of all votes cast with respect to such position as director. It is intended that, unless authorization to vote for one or more nominees for director is withheld, proxies will be voted FOR the election of all of the nominees named in this Proxy Statement.

         Votes cast by proxy or in person will be counted by two persons appointed by the Company to act as inspectors for the Meeting. The election inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for the purpose of determining the presence of a quorum. Abstentions will have no effect on the outcome of the election of directors.

         Broker non-votes occur where a broker holding stock in street name votes the shares on some matters but not others. Brokers are permitted to vote on routine, non-controversial proposals in instances where they have not received voting instructions from the beneficial owner of the stock but are not permitted to vote on non-routine matters. The missing votes on non-routine matters are deemed to be "broker non-votes." The election inspectors will treat broker non-votes as shares that are present and entitled to vote for the purpose of determining the presence of a quorum. However, for the purpose of determining the outcome of any matter as to which the broker or nominee has indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

                                 Proposal No. 1

                              ELECTION OF DIRECTORS

         The current Board of Directors consists of five members. At the Meeting, five directors, to hold office until the next annual meeting of stockholders and until their successors have been elected and qualified, are to be elected. The nominees for election as directors are Fredric J. Klink, Dennis
B. Longmire, Denis J. Taura, Bruce Waterfall and William L. Westerman. Each of the nominees has consented to serve as a director if elected. If any of the nominees shall become unable or unwilling to stand for election as a director (an event not now anticipated by the Board of Directors), proxies will be voted for such substitute as shall be designated by the Board of Directors. The following table sets forth for each nominee for election as a director of the Company, his age, principal occupation, position with the Company, if any, and certain other information.

  Name                             Age     Principal Occupation                                 Director Since
  ---------                        ---     -------------------------                            ---------------
  Dennis B. Longmire               54      Dr.  Longmire  has served as  Chairman of the        March 1995
                                           Board  and  Chief  Executive Officer  of  the
                                           Company  since  March  1995.  Prior  to that,
                                           Dr.   Longmire  was   President  of  Premiere
                                           AgriTechnologies,  a wholly owned  subsidiary
                                           of  Archer-Daniels-Midland   Co.  ("A.D.M.").
                                           From  1969 to  January  1994,  at which  time
                                           Central  Soya  Co.,  Inc.   ("Central")   was
                                           acquired   by  A.D.M.,   Dr.   Longmire   was
                                           employed  by Central,  where he held  various
                                           management  positions,  including  Group Vice
                                           President   for  Feed.   Dr.   Longmire  also
                                           serves  as  a  director  of  Terra   Nitrogen
                                           Corporation  and American Feed  Manufacturers
                                           Association.

  Fredric J. Klink                 65      Mr.  Klink has been a partner at the law firm        April 1995
                                           of Dechert  Price & Rhoads for more than five
                                           years.      Mr. Klink's      law     practice
                                           concentrates  on  mergers  and  acquisitions,
                                           securities,   and   international   work.  He
                                           received his LL.B.  from  Columbia Law School
                                           in 1960.

  Denis J. Taura                   59      Mr.  Taura  is a  partner  in the  management        December 1993
                                           consulting  firm  Taura  Flynn &  Associates,
                                           LLC.  Previously,  in October 1991, Mr. Taura
                                           founded  D. Taura & Associates,  a management
                                           consulting  firm,  of which Mr.  Taura served
                                           as   chairman.   From  January  1995  through
                                           October 1996,  Mr. Taura was also  affiliated
                                           with   Zolfo   Cooper   LLC,   a   management
                                           consulting  firm.  From 1972 to October 1991,
                                           Mr.  Taura  was  a  partner  with  KPMG  Peat
                                           Marwick.  Mr.  Taura  serves as a director of
                                           Geonex Corporation and Kasper A.L.S. Limited.

  Bruce Waterfall                  61      Mr.  Waterfall is President and co-founder of        March 1995
                                           Morgens,  Waterfall,   Vintiadis  &  Company,
                                           Inc., ("Morgens,  Waterfall").  Mr. Waterfall
                                           has been a  professional  money  manager  and
                                           analyst  for  more  than  twenty-five  years.
                                           Mr.  Waterfall serves as a director of Geonex
                                           Corporation    and   Elsinore    Corporation.
                                           Entities  controlled  by  Morgens,  Waterfall
                                           beneficially  own  approximately  46%  of the
                                           issued  and  outstanding  Common  Stock.  See
                                           "Security  Ownership  of  Certain  Beneficial
                                           Owners and Management."

  William L. Westerman             67      Mr.  Westerman  is the  Chairman of the Board        June 1997
                                           for   both   Riviera   Holdings   Corporation
                                           ("Riviera")     and     Riviera     Operating
                                           Corporation,  and  Chief  Executive  Officer,
                                           President,   Secretary   and   Treasurer   of
                                           Riviera   Operating   Corporation.   He   has
                                           served  as  the  Chairman  of  Riviera  since
                                           January  1992.   Mr.   Westerman   previously
                                           served as President  and CEO of  Cellu-Craft,
                                           Inc.   Entities    controlled   by   Morgens,
                                           Waterfall  beneficially  own in excess of 10%
                                           of the outstanding capital stock of Riviera.



              THE BOARD RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

                Meetings and Committees of the Board of Directors

         During the fiscal year ended January 2, 1999, the Board of Directors held seven regular meetings and three special meetings, four of which were teleconference meetings. Each of the directors attended at least 75% of all meetings held by the Board of Directors and all meetings of each committee of the Board of Directors on which such director served during the fiscal year ended January 2, 1999.

         The Board of Directors has an audit committee (the "Audit Committee") and the Compensation Committee. The Board of Directors does not have a nominating committee or any other committees.

         The Audit Committee currently consists of Messrs. Taura (Chairman), Klink and Westerman. The Audit Committee met three times during the fiscal year ended January 2, 1999. The functions of the Audit Committee are (i) to review the audit plans, scope, fees, and audit results of the Company's independent auditors; (ii) to review internal audit reports on the adequacy of internal audit controls; (iii) to review non-audit services and fees; and (iv) to review the scope of the internal auditors' plans, the results of their audits, and the effectiveness of the Company's program of correcting audit findings. The Audit Committee also recommends to the Board of Directors the independent auditors to perform the annual audit of the Company's financial statements.

         The Compensation Committee currently consists of Mr. Westerman (Chairman), Dr. Longmire (ex officio), Mr. Taura and Mr. Waterfall. The Compensation Committee met one time during the fiscal year ended January 2, 1999. The functions of the Compensation Committee are (i) to review and recommend to the Board of Directors the direct and indirect compensation and employee benefits of the Company's executive officers; (ii) to review and administer the Company's incentive, bonus, and employee benefit plans, including the 1993 Plan, the 1994 Plan, and the Non-Employee Directors Stock Option Plan (the "Directors Plan"); (iii) to review the Company's policies relating to employee and executive compensation; and (iv) to review management's long-range planning for executive development and succession. The Compensation Committee also performs the functions of the nominating committee of the Board of Directors.

Compensation of Directors

         Non-employee members of the Board of Directors are paid a $40,000 annual retainer, plus a fee of $1,500 for each board meeting or committee meeting personally attended after six board meetings have been personally attended, and $500 for each meeting telephonically attended during a calendar year after having attended six board or committee meetings, as applicable, during such year. Mr. Waterfall waived his director fees for fiscal 1998.

         Under the Directors Plan, each incumbent director who was a disinterested person within the meaning of Rule 16b-3(c)(2)(i) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), was granted an option to purchase 15,000 shares of Common Stock on the tenth business day of July 1995 and will be granted an identical option on the tenth business day of July of each year thereafter. New directors are granted an option to purchase 21,000 shares of Common Stock on the day they are first elected to and duly qualify as a member of the Board of Directors. The per share exercise price of each option granted under the Directors Plan is equal to the fair market value per share of the Company's Common Stock on the date of grant of the options relating thereto. Twenty-five percent of the shares subject to each option vest on the date that is six months following the date of grant and 25% of the shares vest on each of the first, second and third anniversaries of the date of grant thereafter. Options to purchase an aggregate of 450,000 shares of Common Stock may be granted under the Directors Plan.

         If while unexercised options remain outstanding under the Directors Plan, any of the following events occur, all options granted under the Directors Plan become exercisable in full, whether or not they are otherwise exercisable:
(1) any entity other than the Company makes a tender or exchange offer for shares of the Company's Common Stock pursuant to which purchases are made; (2) the stockholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation or to sell all or substantially all of the assets or adopt a plan of liquidation; (3) the beneficial ownership of securities representing more than 15% of the combined voting power of the Company is acquired by any person; or (4) during any period of two consecutive years, the individuals who at the start of such period were members of the Board of Directors cease to constitute at least a majority thereof, unless the election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the start of such period. In the case of a merger, where the Company is the surviving entity and in which there is a reclassification of the shares of Common Stock, each option shall become exercisable for the kind and amount of shares of stock or other securities receivable upon such reclassification or merger.


                               EXECUTIVE OFFICERS

         The executive officers of the Company serve at the discretion of the Board of Directors and are chosen annually by the Board at its first meeting following the annual meeting of stockholders. The following table sets forth the names and ages of the executive officers of the Company and all positions held with the Company by each individual.

      Name                Age                 Title

Dennis B. Longmire........54   Chairman of the Board and Chief Executive Officer
Douglas P. Anderson (1)...52   Chief Operations Officer
John O. Muse..............50   Vice President and Chief Financial Officer
James A. Ransweiler.......56   President - Darling Rendering
John R. Witt..............48   President - Restaurant Services
Robert L. Willis..........59   President - Esteem Products
Robert  E. McMullen (2)...53   President - International Processing Corp.
Omer A. Dreiling, II......45   Vice President - Western Region
Neil Katchen..............53   Vice President - Eastern Region
Mitchell Kilanowski.......47   Executive Vice President - Marketing and Research
Joseph R. Weaver, Jr......52   General Counsel and Secretary

--------------

     (1) Douglas P. Anderson served as Chief Operations Officer from October 1997 until his resignation February 1999. Mr. Anderson's responsibilities have been assumed by certain existing personnel and therefore the Company does not anticipate replacing the position.

     (2) Robert E. McMullen has served as President of International Processing Corp. ("IPC"), a wholly-owned subsidiary of the Company, since
          February 1997. IPC was sold on April 5, 1999 and Mr. McMullen, pursuant to the Stock Purchase Agreement, will retain employment with IPC.

      For a description of the business experience of Dr. Longmire, see "Election of Directors."

     John O. Muse has served as Vice President and Chief Financial Officer since October 1997. From 1994 to October 1997 he served as Vice President and General Manager at Consolidated Nutrition, L.C. Prior to serving at Consolidated Nutrition, Mr. Muse was Vice President of Premiere Technologies, a wholly-owned subsidiary of Archer-Daniels-Midland Company. From 1988 to 1994 he served as Group Director of Finance and Administration at Central Soya Company, Inc. Since August 1998, Mr. Muse has served on an advisory board for Allendale Mutual Insurance Company.

     James A. Ransweiler has served as President - Darling Rendering since October 1997. From August 1986 to October 1997, he served as Vice President of the Company's Eastern Region, except for the period from January 1989 to June 1990 when he served as Special Projects Coordinator.

     John R. Witt has served as President - Restaurant Services since October 1997. From January 1996 to October 1997 he served as Vice President and Chief Financial Officer of the Company. He served as Secretary of the Company from June 1996 to April 1997. From March 1992 to May 1995, Mr. Witt served as Chief Financial Officer of Intertrans Corporation, an international freight forwarding company. From May 1995 to December 1995, he served as Chief Financial Officer of Fritz Air Freight Division.

     Robert L. Willis has served as President-Esteem Products since September 1998. From September 1986 to September 1998 Mr. Willis served as Vice President of the Company's Central Region. From August 1983 to August 1986, he served as Assistant Division Manager of the Company's Midwest Division.

     Omer A. Dreiling, II has served as Vice President of the Company's Western Region since 1986. Mr. Dreiling is a past president of the Southwest Meat Association and has served as a director of the Texas Renderers Association.

     Neil Katchen has served as Vice President of the Company's Eastern Region since October 1997 and served as General Manager of the Company's Newark, New Jersey facility from January 1990 to October 1997.

     Mitchell Kilanowski has served as Executive Vice President-Marketing and Research since January 1999. From September 1997 to January 1999 Mr. Kilanowski served as Vice President-Marketing. From August 1986 to September 1997 he served as Director of Domestic Sales. From March 1975 to August 1986 he served in customer sales and service.

     Joseph R. Weaver, Jr. has served as General Counsel of the Company since March 1997 and as Secretary of the Company since April 1997. From May 1994 to March 1997, he served as Secretary and General Counsel of AAF-McQuay, Inc. From January 1990 to April 1994, Mr. Weaver served as Assistant General Counsel of AAF-McQuay, Inc., then known as Snyder General Corporation.

                             EXECUTIVE COMPENSATION

         The following table sets forth certain information with respect to annual and long-term compensation for services in all capacities for fiscal years 1998, 1997 and 1996 paid to Dennis B. Longmire, the Company's Chief Executive Officer, the other four most highly compensated executive officers of the Company who were serving as such at January 2, 1999, and Douglas P. Anderson, who served as the Company's Chief Operations Officer but officially ceased employment as of February 28, 1999 (hereinafter collectively referred to as the "Named Officers").


                           SUMMARY COMPENSATION TABLE

                                                                                      Long-Term
                                                         Annual Compensation         Compensation
                                                        ---------------------        ------------
                                                                                     Number of
                                                                                     Securities
             Name and                                                                Underlying       All Other
        Principal Position                Year          Salary          Bonus        Options         Compensation
       ---------------------              ----          --------       ---------     ----------      -----------
Dennis B. Longmire,                       1998          $390,000              --            --            --
 Chairman and Chief Executive             1997           390,000              --            --            --
 Officer                                  1996           390,000        $117,000            --            --


Douglas P. Anderson,                      1998           230,000              --            --       $15,078(1)
 Chief Operations Officer                 1997           216,124              --        93,507        51,806(1)
                                          1996           206,500          51,625            --            --


James A. Ransweiler,                      1998           235,000              --            --        17,218(1)
  President - Darling Rendering           1997           205,176          44,184        90,000        26,855(1)
                                          1996           184,000          28,646            --            --


John R. Witt                              1998           200,000              --            --            --
  President - Restaurant Services         1997           179,616              --        45,000            --
                                          1996           145,385          24,063        90,000            --


Omer A. Dreiling, II,                     1998           198,023              --            --            --
  Vice President - Western Region         1997           193,654              --            --            --
                                          1996           176,000          60,014            --            --


Robert L. Willis                          1998           193,000              --            --
  Vice President - Central Region         1997           187,538          44,149            --            --
                                          1996           184,000          46,000            --        37,313(2)
                                                                                                      37,716(2)


     (1) Amount represents moving expense allowances and reimbursements made by the Company.

     (2) Amount represents payment of legal fees for Mr. Willis in connection with a certain legal matter.


OPTION GRANTS


         The Company did not grant options to any Named Officer during the fiscal year ended January 2, 1999.


Option Exercises and Year-End Options Values

         The following table sets forth certain information with respect to options exercised during the fiscal year ended January 2, 1999 by each of the Named Officers and the value of unexercised options held by each of the Named Officers at January 2, 1999:


               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES


                            Options Exercised in Fiscal 1998      Number of Securities       Value of Unexercised
                           ---------------------------------     Underlying Unexercised    In-the-Money Options at
                                Shares                         Options at January 2, 1999      January 3, 1998
                              Acquired on                           Exercisable (E)            Exercisable (E)
                              Exercise        Value Realized      Unexercisable (U)         Unexercisable(U)(1)
                           --------------------------------------------------------------------------------------
     Dennis B. Longmire          ---               ---                540,000 (E)            $        0 (E)
                                                                            0 (U)                     0 (U)
     Douglas P. Anderson         ---               ---                211,586 (E)                33,873 (E)
                                                                       46,754 (U)                     0 (U)
     James A. Ransweiler         ---               ---                209,832 (E)                33,873 (E)
                                                                       45,000 (U)                     0 (U)
     John R. Witt                ---               ---                 85,500 (E)                     0 (E)
                                                                       49,500 (U)                     0 (U)
     Omer A. Dreiling, II        ---               ---                164,832 (E)                33,873 (E)
                                                                            0 (U)                     0 (U)
     Robert L. Willis            ---               ---                 65,934 (E)                13,549 (E)
                                                                            0 (U)                     0 (U)

     (1) Based on the difference between the closing price of the Common Stock on January 2, 1999 ($3.0625 per share) and the exercise price of the option.


Employment Agreements

         Dr. Longmire was party to an Employment Agreement with the Company dated March 31, 1995 (the "Longmire Agreement") for an initial term expiring on March 31, 1998. The Longmire Agreement has not been renewed by the Company and Dr. Longmire. Dr. Longmire continues to serve as the Company's Chief Executive Officer at an annual base salary of $390,000 and is entitled to receive incentive compensation under the Company's annual incentive plan based on the Company's attaining or exceeding certain financial performance goals.


Severance Agreements

         The Company has entered into severance agreements with Messrs. Longmire, Ransweiler, Dreiling, Willis and Witt which provide for severance compensation equal to one year's compensation to the officer in the event of a termination of the officer's employment unless such termination is voluntary or based upon cause as defined in the agreement.

Stock Option Plans

1993 Plan. The Board of Directors has suspended the 1993 Plan and no further options are to be issued under such plan. Officers and other key employees of the Company and its subsidiaries were eligible to receive options under the 1993 Plan. In December 1993, the Company granted options covering 1,483,500 shares of Common Stock to seven members of the Company's management pursuant to the 1993 Plan. The exercise price of these options is $2.857 per share. These options vested 20% on the date of grant and vest 20% on each anniversary date thereof. The vesting schedule for the options granted under the 1993 Plan is accelerated by one year upon the termination of a grantee's employment. The options granted pursuant to the 1993 Plan are intended to be incentive stock options to the maximum extent permissible under the Internal Revenue Code of 1986, as amended (the "Code") and nonqualified stock options to the extent not incentive stock options. 184,066 of the shares covered by these options were transferred to the 1994 Plan prior to the three-for-one stock split, pursuant to shareholder approval at the annual meeting of stockholders held May 20, 1997.

1994 Plan. The Compensation Committee may grant options under the 1994 Plan to officers and other key employees of the Company and its subsidiaries. The purpose of the 1994 Plan is to attract, retain and motivate officers and key employees of the Company, and to encourage them to have a financial interest in the Company. In 1994, 500,000 options were authorized for the 1994 Plan and pursuant to stockholder approval at the annual meeting of stockholder held May 20, 1997, 184,066 options forfeited or canceled under the 1993 Plan were authorized as additional options available for grant under the 1994 Plan. Therefore, after the effect of the three-for-one stock split, a total of 2,052,198 options were authorized to be granted under the 1994 Plan. Pursuant to stockholder approval at the annual meeting of stockholders held May 27, 1998, 500,000 additional options were authorized for the 1994 Plan bringing the total authorized to be granted under the 1994 Plan to 2,552,198 options. The exercise price of these options is the Fair Market Value of the stock on the date of the grant of the option. Options granted pursuant to the 1994 Plan typically vest 20% on the date of grant and 20% on each anniversary date therof.

Directors Plan. For a description of the Directors Plan, see the disclosure set forth under Compensation of Directors herein.



Annual Incentive Plan

         The Annual Incentive Plan is administered by the Compensation Committee and provides incentive cash bonuses to corporate and regional executives. In 1998, the Annual Incentive Plan was tied principally to actual levels of cash flow at the corporate or division level relative to budgets established at the beginning of the year.

         The total amount of incentive compensation under the program is subject to boundaries established by formula and expressed in terms of a percentage of base salary. For 1998 and prior years, a "target" bonus was paid when corporate or division objectives were achieved at the 100% level, no bonus was paid below the 90% level and a maximum bonus was paid when 125% of the corporate or division budget was achieved.

Pension Plan Table

         The following table illustrates the approximate annual pension that the Named Officers would receive under the Salaried Employee's Retirement Plan (the "Retirement Plan") if the plan remains in effect and a Named Officer retired at age 65. However, because of changes in the tax laws or future adjustments to benefit plan provisions, actual pension benefits could differ significantly from the amounts set forth in the table.

                                          Estimated Annual Pension
                            ----------------------------------------------------
                                             (Years of Service)
    Average Annual Salary
   During the Last 5 Years      15        20         25         30          35
   -----------------------   -------   -------   --------    --------   --------
           $150,000          $40,500   $54,000    $67,500     $71,250    $75,000
            175,000           47,250    63,000     78,750      83,125     87,500
            200,000           54,000    72,000     90,000      95,000    100,000
            235,840           63,677    84,902    106,128     112,024    117,920

         The above amounts do not reflect the compensation limitations for plans qualified under the Code, effective January 1, 1994. Effective January 1, 1997, annual compensation in excess of $160,000 ($235,840 for 1993) is not taken into account when calculating benefits under the Retirement Plan. Such limitation will not, however, operate to reduce plan benefits accrued as of December 31, 1993.

         If the Named Officers remain employees of the Company until they reach age 65, the years of credited service for Messrs. Longmire, Ransweiler, Witt, Dreiling and Willis will be as follows: Longmire, 13 years; Ransweiler, 23 years; Witt, 18 years; Dreiling, 35 years; and Willis, 29 years.

         The Retirement Plan is a non-contributory defined benefit plan. Office and supervisory employees of the Company, not covered under another plan, automatically become participants in the plan on the earlier of January 1 or July 1 following completion of 1,000 hours of service in a consecutive twelve-month period. Upon meeting the eligibility requirement, employees are recognized as a participant from the date of commencement of their service with the Company. Eligible employees become fully vested in their benefits after completing five years of service. Benefits under the Plan are calculated on "average monthly pay" based upon the highest 60 consecutive months of the latest 120 months (and subject to the limitations discussed above) and the years of service completed.

         The basic pension benefit is equal to 45% of the employee's average monthly pay, reduced proportionally for years of service less than 25 years. The multiple is increased 0.5% per year for years of service in excess of 25 years to a maximum of 15 additional years.

Compensation Committee Interlocks and Insider Participation

         The Compensation Committee consists of Mr. Westerman (Chairman), Dr. Longmire (ex officio) Chairman and Chief Executive Officer of the Company, Mr. Taura and Mr. Waterfall, each of whom is a director of the Company.

         The Company paid Taura Flynn & Associates, LLC, of which Denis Taura, a director of the Company, is a principal, fees and expenses of $335,592 related to management consulting services provided to the Company. Of this amount, $100,000 represents a security retainer securing final payment for future services to be provided to the Company, or, if not credited toward future services, to be refunded to the Company.

                    REPORT OF THE COMPENSATION AND MANAGEMENT
                 DEVELOPMENT COMMITTEE ON EXECUTIVE COMPENSATION

         The following report of the Compensation Committee and the performance graph that appears immediately after such report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.

         The Company's executive compensation program is designed to attract, motivate, reward and retain the executive officers needed to achieve the Company's business objectives, to increase its profitability and to provide value to its stockholders.

         The program has been structured and implemented to provide competitive compensation opportunities and various incentive awards based on Company and individual performance.

         The Company's executive compensation program is composed of three principal components: base salary, short term incentive awards and long term incentive awards.


Base Salaries

         The base salaries of the Named Officers are set forth in the Summary Compensation Table located on page 9 of the Proxy Statement.

         The base salary of Dr. Longmire was originally established pursuant to his employment agreement with the Company, which was established and reviewed by the Compensation Committee.

         Executive positions are grouped by grades which are part of the Company's overall salary structure. The base salaries of senior executives, except those established by employment agreements, are reviewed to determine if adjustment is necessary based on competitive practices and economic conditions. Salaries are adjusted within grade ranges based on individual performance and changes in job content and responsibilities.


Short Term Incentive Awards

         The short-term program, or Annual Incentive Plan, consists of an opportunity for the award of an annual incentive cash bonus in addition to the payment of base salary.

         In 1998, the Company's Annual Incentive Plan for corporate and division executives was tied principally to actual levels of cash flow at the corporate or division level relative to budgets established at the beginning of the year.

         The total amount of incentive compensation under the short-term program is subject to boundaries established by formula and expressed in terms of a percentage of base salary. A "target" bonus is paid when corporate or division objectives are achieved at the 100% level, no bonus is paid below the 90% level and a maximum bonus is paid when 125% of the corporate or division budget is achieved.

         Under his employment agreement, Dr. Longmire was entitled to receive an annual bonus of up to 90% of his annual base salary under terms consistent with the Annual Incentive Plan. In fiscal 1998, the Company did not meet the predetermined threshold established for the payment of cash incentive awards to all employees participating in the Annual Incentive Plan. Under the Annual Incentive Plan, other senior executives are entitled to receive annual bonuses of up to 75% of their base salaries. Only certain senior executives and their key employees received bonuses in 1998, as the Company as a whole did not meet the predetermined threshold.


Long Term Incentive Awards

         In connection with a Company financial restructuring consummated in December 1993, long term incentive awards in the form of stock options were granted to certain executive officers of the Company under the 1993 Plan. In Fiscal 1997, the Board of Directors suspended the 1993 Plan and no further options are to be issued under such plan.

         Under the 1994 Plan, stock options are awarded based on an individual's level of responsibility within his or her area, such individual's executive development potential and competitive market norms. Options granted under the 1994 Plan are granted at 100% of the market value of the stock on the date of grant. During fiscal 1998, 36,900 options were granted under the 1994 Plan.


April 27, 1999


                                 William L. Westerman
                                 Denis J. Taura
                                 Bruce Waterfall

                                PERFORMANCE GRAPH

         Set forth below is a line graph comparing the change in the cumulative total stockholder return on the Company's Common Stock with the cumulative total return of the Nasdaq Stock Market - U.S. Index, the Dow Jones Industrial Pollution Control/Waste Management Index, and the CSFB-Nelson Agribusiness Index for the period from September 14, 1994 to January 2, 1999, assuming the investment of $100 on September 14, 1994 and the reinvestment of dividends.

         The stock price performance shown on the graph only reflects the change in the Company's stock price relative to the noted indices and is not necessarily indicative of future price performance.


                    COMPARISON OF CUMULATIVE TOTAL RETURN (1)

                              DARLING COMMON STOCK
                            NASDAQ STOCK MARKET- U.S.
          DOW JONES INDUSTRIAL POLLUTION CONTROL/WASTE MANAGEMENT INDEX
                         CSFB-NELSON AGRIBUSINESS INDEX



[inserted here is a graph showing cumulative total returns from September 14, 1994 through fiscal year end January 2, 1999. Chart below is representation of graph as included in proxy]


                      09/14/94  12/30/94  12/29/95  12/28/96  01/03/98  01/02/99
                      --------  --------  --------  --------  --------  --------
Darling
  International Inc.       100       110       224       241       211        77

NASDAQ Stock Market US     100        97       139       171       213       295

Dow Jones Industrial
  Pollution Control/Waste
  Management Index         100        92       104       112       119       131

CSFB - Agribusiness
  Index (2)                100       106       118       145       170       158


-----------------------

     (1) The Company previously included the AMEX Market Value Index which is no longer available.
     (2) Replaces the Dain Bosworth Food Index which was previously included by the Company but is no longer available.

         The Common Stock first became eligible for trading on the Nasdaq Stock Market on September 8, 1994 and, accordingly, total return is measured from the closing price on September 14, 1994, the first date on which the stock traded on the Nasdaq Stock Market. On September 12, 1997, the Common Stock began trading on the American Stock Exchange and ceased trading on the Nasdaq Stock Market.





                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

         The following table and the notes thereto set forth certain information with respect to the beneficial ownership of shares of Common Stock, as of April 15, 1999, by each person or group within the meaning of Rule 13(d)-3 under the Exchange Act who is known to the management of the Company to be the beneficial owner of more than five percent of the outstanding Common Stock of the Company and is based upon information provided to the Company by such persons:

                                                       Amount and
                                                        Nature of
                 Name and Address                      Beneficial        Percent
                of Beneficial Owner                   Ownership (1)     of Class
               ---------------------                  -------------    ---------

    Phoenix Partners................................     260,940           1.67%
    Betje Partners..................................      91,152           0.59%
    Phaeton B.V.I...................................     182,349           1.17%
    Morgens Waterfall Income Partners...............     233,187           1.50%
    Morgens, Waterfall, Vintiadis & Company, Inc....     273,501(2)        1.75%
    Restart Partners L.P............................     884,193           5.67%
    Restart Partners II, L.P........................   1,746,980          11.21%
    Restart Partners III, L.P.......................   1,445,937           9.28%
    Restart Partners IV, L.P........................     900,369           5.77%
    Restart Partners V, L.P.........................     150,000           0.96%
    MWV Employee Retirement Plan Group Trust........      70,119           0.45%
    Endowment Restart, L.L.C........................   1,266,775           8.13%
    Edwin H. Morgens................................   7,161,882(3)       45.34%
    Bruce Waterfall ................................   7,220,382(4)       45.54%
    (collectively the "MW Group")
    MW Group
        10 East 50th Street
        New York, NY  10022.........................   7,313,001(5)       46.12%

    Intermarket Corp.
      667 Madison Ave.
      New York, NY  10021...........................   1,847,304          11.85%

    CIBC Oppenheimer Corp.
        Oppenheimer Tower
        World Financial Center
        New York, NY  10281.........................   1,654,479          10.61%

     ----------------

(1) Except as otherwise indicated in footnotes 2, 3, 4, and 5 hereto, the entities named in this table have sole voting and investment power with respect to all shares of capital stock shown as beneficially owned by them.

(2) Morgens Waterfall Vintiadis & Company, Inc. does not directly own any of the Common Stock or options described in footnote 5 hereto but may be deemed to indirectly beneficially own 273,501 shares of Common Stock, assuming exercise of the options, by virtue of contracts with Phaeton B.V.I. and Betje Partners pursuant to which Morgens Waterfall Vintiadis & Company, Inc. provides investment advisory services.

(3) Edwin H. Morgens does not have direct beneficial ownership of the Common Stock or options described in footnote 5 hereto. Mr. Morgens may be deemed to indirectly beneficially own 7,161,882 shares of Common Stock, assuming exercise of the options described in the second to last sentence of footnote 5 hereto, by virtue of his positions as managing member of each of MW Management, L.L.C., MW Capital, L.L.C. and Endowment Prime, L.L.C., as general partners of Phoenix Partners and Morgens Waterfall Income Partners and managing member of Endowment Restart, L.L.C., respectively; as Chairman of the Board of Directors and Secretary of Morgens Waterfall Vintiaids & Company, Inc.; as
         Chairman of the Board of Directors and Secretary of Prime, Inc., as general partner of each of Prime Group, L.P., Prime Group II, L.P., Prime Group III, L.P., Prime Group IV, L.P. and Prime Group V, L.P., as general partners of Restart Partners L.P., Restart Partners II, L.P., Restart Partners III, L.P., Restart Partners IV, L.P. and Restart Partners V, L.P., respectively.

(4) Bruce Waterfall does have direct beneficial ownership of options for 81,000 shares, of which 58,500 are presently exercisable. He may be deemed to indirectly beneficially own 7,161,882 shares of Common Stock, assuming exercise of the options described in the last sentence of footnote 5 hereto, by virtue of his positions as managing member of each of MW Management, L.L.C., MW Capital, L.L.C. and Endowment Prime, L.L.C., as general partners of Phoenix Partners and Morgens Waterfall Income Partners and managing member of Endowment Restart, L.L.C., respectively; as President, Assistant Secretary and a Director of Morgens Waterfall Vintiadis & Company, Inc.; as President and a Director of Prime, Inc. as general partner of each of Prime Group, L.P., Prime Group II, L.P., Prime Group III, L.P., Prime Group IV, L.P. and Prime Group V, L.P., as general partners of Restart Partners L.P., Restart Partners II, L.P., Restart Partners III, L.P., Restart Partners IV, L.P. and Restart Partners V, L.P., respectively.

(5) Includes options, which are immediately exercisable, in the following amounts for each entity: Phoenix Partners (6,498 options); Betje Partners (2,322 options); Phaeton B.V.I. (4,620 options); Morgens Waterfall Income Partners (7,014 options); Morgens, Waterfall, Vintiadis & Company, Inc. (6,942 options); Restart Partners L.P. (26,603 options); Restart Partners II, L.P. (52,562 options); Restart Partners III, L.P. (43,500 options); Restart Partners IV, L.P. (27,087 options); MWV Employee Retirement Plan Group Trust (1,680 options); Endowment Restart, L.L.C. (38,114 options), Edwin H. Morgens may be deemed to have indirect beneficial ownership of 208,320 options. Bruce Waterfall has direct beneficial ownership of 81,000 options, of which 58,500 are presently exercisable, and may be deemed to have indirect beneficial ownership of an additional 208,320 options.

Security Ownership of Management

         The following table and the notes thereto set forth certain information with respect to the beneficial ownership of shares of Common Stock of the Company, as of April 15, 1999, by each nominee for director, each Named Officer and by all executive officers and directors as a group:


                                                   Former                           Common Stock        Percent of
                                     Common       Class A        Unexercised        Beneficially            Common
     Name of Individual         Stock Owned      Options (1)   Plan Options (2)          Owned (3)     Stock Owned
     ------------------         -----------      -----------   ----------------     ---------------    -------------
Fredric J. Klink                     90,000               0             58,500           148,500                *
Denis J. Taura                       30,000          30,000             58,500           118,500                *
Douglas P. Anderson (5)                  12               0            211,586           211,598            1.34%
Omer A. Dreiling, II                      0               0            164,832           164,832            1.05%
Dennis B. Longmire                      300               0            540,000           540,300            3.35%
Robert E. McMullen (5)                    0               0             39,000            39,000                *
James A. Ransweiler                       0               0            209,832           209,832            1.33%
Bruce Waterfall (4)               6,953,562         208,320             58,500         7,220,382           45.54%
Robert L. Willis                     24,327               0             65,934            90,261                *
John R. Witt                         10,000               0             85,500            95,500                *
Joseph R. Weaver, Jr.                     0               0             26,325            26,325                *
William L. Westerman                      0               0             21,750            21,750                *
John O. Muse                          2,500               0             15,000            17,500                *
Neil Katchen                              0               0             43,800            43,800                *
Mitch Kilanowski                          0               0             30,070            30,070                *
All executive officers
 and directors as a
 group (15 persons)               7,110,701         238,320          1,629,129         8,978,150           51.43%

------------------

* Represents less than one percent of the Common Stock outstanding.

     (1) These Class A options were canceled and the numbers represent options to purchase shares of Common Stock.

     (2) Represents options that have vested and are exercisable as of June 15, 1999.

     (3) Except as otherwise indicated in the columns "Former Class A Options" and footnote 1 thereto and "Unexercised Plan Options" and footnote 2 thereto and in footnote 4 hereto, the persons named in this table have sole voting and investment power with respect to all shares of capital stock shown as beneficially owned by them.

     (4) Based on his management positions with the MW Group, Mr. Waterfall may be deemed to indirectly beneficially own 7,242,882 of the securities listed, assuming exercise of all of the options. See footnote 4 to "Security Ownership of Certain Beneficial Owners" table above.

     (5) Douglas P. Anderson was no longer an employee of the Company as of February 28, 1999 and Robert E. McMullen was no longer an employee of the Company as of April 5, 1999.



                  COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Section 16(a) of the Exchange Act requires that Company directors, executive officers and persons who own more than 10% of the Common Stock file initial reports of ownership and reports of changes in ownership of Common Stock with the Securities and Exchange Commission. Officers, directors and stockholders who own more than 10% of the Common Stock are required by the Securities and Exchange Commission to furnish the Company with copies of all
Section 16(a) reports they file.

         To the Company's knowledge, based solely on the review of the copies of such reports furnished to the Company and written representations that no other reports were required, all reports required by Section 16(a) of the Exchange Act were filed on a timely basis.

                              INDEPENDENT AUDITORS

         The Board of Directors, upon recommendation of its Audit Committee, has appointed KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending January 1, 2000. A representative of KPMG Peat Marwick LLP will be present at the Meeting to answer any appropriate questions and to make a statement if he desires to do so.



                                  OTHER MATTERS

         The management of the Company is not aware of any other matters to be presented for action at the Meeting; however, if any such matters are properly presented for action, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment on such matters.

                              STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 2000 annual meeting of stockholders of the Company must be received by the Secretary of the Company at the Company's principal executive office no later than January 1, 2000, in order to be included in the proxy statement and form of proxy for such meeting.


                                        By Order of the Board of Directors


                                        /s/  Joseph R. Weaver, Jr.
                                        ---------------------------------
                                        JOSEPH R. WEAVER, JR.
                                        Secretary

April 27, 1999
Irving, Texas



         STOCKHOLDERS ARE URGED, REGARDLESS OF THE NUMBER OF SHARES OF COMMON STOCK OF THE COMPANY OWNED, TO DATE, SIGN AND RETURN THE ENCLOSED PROXY. YOUR COOPERATION IN GIVING THESE MATTERS YOUR IMMEDIATE ATTENTION AND IN RETURNING YOUR PROXY PROMPTLY IS APPRECIATED.

[text of proxy card shown below]


                                     PROXY

                           DARLING INTERNATIONAL INC.

       Proxy Solicited on Behalf of the Board of Directors of the Company for the Annual Meeting of Stockholders to be held on

     The undersigned hereby appoints Dennis B. Longmire and Joseph R. Weaver, Jr., or either of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the annual meeting of stockholders of Darling International Inc., to be held at the Company's corporate headquarters at 251 O'Connor Ridge Blvd., Suite 300, Irving, Texas 75038, on Monday, May 17, 1999, and at any adjournment thereof, on all matters coming before said meeting.

     You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. Proxies cannot vote your shares unless you sign and return this card.

(Continued, and to be signed on reverse side)      SEE REVERSE SIDE

/X/ Please mark votes as in this example.


1. Proposal No. 1:  Election of Directors

   Nominees: Fredric J. Klink, Dennis B. Longmire, Denis J. Taura,
             Bruce Waterfall and William L. Westerman

            For / /          Withheld / /

   / /
       --------------------------------------
       for all nominees except as noted above



2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.


MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  / /


Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.


Please  sign  exactly  as  name appears hereon.   Joint owners should each sign.
When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:                 Date:         Signature:                  Date:
          ----------------      -------            -----------------      ------